EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP.

t 4725MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 858-761-0341 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.comt

February 7, 2017

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Madison Venture, Inc.

Dear Madame or Sir

On January 30, 2017 our appointment as auditor for Madison Venture, Inc., ceased. We have read Madison Venture Inc.’s statement included under Item 4.01 of its Form 8-K dated January 30, 2017 and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board